Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc.
Newport Beach, California

We hereby consent to the incorporation by reference to the Form S-8 of our report dated August 11, 2006, relating to the consolidated financial statements of Biomerica, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended May 31, 2006, filed with the Securities and Exchange Commission on August 29, 2006.

/PKF/
San Diego, California	PKF
May 24, 2007	Certified Public Accountants
A Professional Corporation